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                                                                       Exhibit 3

           THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). UPON WRITTEN REQUEST, THE MANAGER OF THE COMPANY, C/O WILMINGTON TRUST COMPANY, 1100
N. MARKET STREET, WILMINGTON, DELAWARE 19890, N/O PPM GK INVESTMENT LLC, ATTENTION MATTHEW G. WASCHULL, WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER OF THIS NOTE THE ISSUE PRICE, THE AMOUNT OF OID, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE OF THIS NOTE.


                     US $__________ PROMISSORY NOTE DUE 2005

                              PMM GK INVESTMENT LLC

No. 1                                                         Date: ____________
US $__________                                                New York, New York


           FOR VALUE RECEIVED, PMM GK Investment LLC, a Delaware limited liability company (together with its successors and assigns, the "Company"), hereby promises to pay to __________, a __________ company (the "Holder"), or registered assigns, the Maturity Amount (as defined below), upon presentation and surrender of this Note, on January 31, 2005 (the "Maturity Date"), and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the Original Principal Amount (as defined below) from the date of original issuance or from the most recent Interest Payment Date (as defined below) to which interest has been paid at the rate of 2.0% per annum (the "Interest Rate"), quarterly in arrears (the "Quarterly Interest"), on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date" and, collectively, the "Interest Payment Dates"), commencing March 31, 2000, until payment of the Maturity Amount or, if prepaid earlier, the Prepayment Amount (as defined below). Additional Interest (as defined below), if any, and interest on any overdue amounts shall be paid as specified herein. Changes in the Contingent Principal Amount (as defined below) shall not affect the amount of Quarterly Interest.

           All amounts payable hereunder (other than any Additional Interest paid in respect of non-cash property distributed or on with respect to the Reference Shares) (i) shall be paid in money of the United States of America that at the time is legal tender for the payment of public and private debts and
(ii) shall be payable in cash or by certified check at the office or agency the Company maintains in Wilmington, Delaware (through Wilmington Trust Company, 1100 N. Market Street), or, at the Company's option, by wire transfer of immediately available funds at such bank or other financial institution in the United States of America as designated by Holder in writing to the Company.






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           If any amount payable hereunder is payable on a date that is not a
Business Day, payment shall be made on the next Business Day (and without any interest or other payment in respect of such delay); provided that if the next Business Day is in the next calendar year, payment of such interest shall be made on the preceding Business Day. A "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or obligated by law or regulation to close.

1. Interest

           The Company shall pay Quarterly Interest to the Holder in such amounts and at such times as specified in the first paragraph of this Note.

             The Company shall also pay and deliver to the Holder an amount ("Additional Interest") equal to any property, including cash, distributed on or with respect to the Reference Shares; provided that the record date for such distribution by the Reference Company falls during the period from the date of original issuance of this Note to the earlier of the Prepayment Date (if any) and the Maturity Date. Notwithstanding the foregoing, no amount shall be paid as Additional Interest with respect to distribution by a Reference Company of (i) rights to purchase or subscribe for additional Reference Shares by payment of consideration therefor, (ii) property that is also a Reference Share, in which case it shall become part of Reference Shares, and (iii) regular cash dividends
on the Reference Shares not exceeding, in any year, US $       in the aggregate
with respect to all Reference Shares at the time.

           Notwithstanding the foregoing, no payment of Quarterly Interest or Additional Interest shall be made to the extent that such payment, when taken together with all Quarterly Interest and Additional Interest already paid or then payable, would result in total payments to the Holder as of the date of
such payment in excess of US $           .

           Additional Interest shall be paid and delivered to the Holder on the 20th Business Day after the date on which any property, including cash, distributed on or with respect to the Reference Shares is distributed to the holders of Reference Shares ("Reference Shares Distribution Date"). If in connection with the payment of any Additional Interest the Company shall otherwise be obligated to deliver fractional units of securities, the Company shall not be required to deliver such fractional units, and, in lieu thereof, the Company shall pay and deliver to the Holder cash representing the fair market value of such fractional units of such securities as determined in good faith by the Company.

           The Company shall pay interest at a rate of 2.0% per annum ("Overdue Interest") on (i) any overdue Maturity Amount or Prepayment Amount (ii) any overdue installments

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of Quarterly Interest and (iii) any overdue payments of Additional Interest based on the fair market value of such Additional Interest, in each case, without regard to any applicable grace period.

2. Principal Amount

           The "Original Principal Amount" of this Note is US $          . The
minimum amount payable upon Prepayment or maturity of this Note (the "Contingent Principal Amount") shall be initially equal to the Original Principal Amount. If any Additional Interest is paid, the Contingent Principal Amount shall be reduced on a quarterly basis to the extent necessary such that the yield on the Original Principal Amount to the date of computation (including all Quarterly Interest and the fair market value of all Additional Interests) does not exceed a yield of 2.0% per annum, compounded annually. In no event will the Contingent Principal Amount be less than zero.

           On the Maturity Date, the Holder shall be entitled to receive the Maturity Amount. The "Maturity Amount" means:

      (1) the higher of (A) the Contingent Principal Amount on the Maturity Date and (B) the Current Market Value of the Reference Shares on the Maturity Date, plus

      (2) an amount equal to the accrued and unpaid Quarterly Interest and Overdue Interest to the Maturity Date, plus

      (3) an amount equal to the sum of all unpaid Additional Interest, provided that (i) the Holder shall be entitled to receive such amount only to the extent that the applicable dividend or distribution is actually distributed by the Reference Company, and (ii) payment of such amount related to the property distributed by the Reference Company may be made up to 20 Business Days after the Reference Shares Distribution Date;

      provided that if such amount, plus all Quarterly Interest and the fair market value of all Additional Interest paid prior to the Maturity Date,
      exceeds US $          then the Maturity Amount shall be the amount equal
      to the excess of US $           over all Quarterly Interest and the fair
      market value of all Additional Interest paid prior to the Maturity Date.


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3. Prepayments

           The Company may prepay this Note ("Optional Prepayment"), at any time, in whole but not in part, for the Prepayment Amount. "Prepayment Amount" means:

      (1) the higher of (A) the Contingent Principal Amount on the Prepayment Date and (B) the Current Market Value of the Reference Shares on the Prepayment Date, plus

      (2) an amount equal to the accrued and unpaid Quarterly Interest and Overdue Interest to the Prepayment Date, plus

      (3) a distribution equal to the sum of all unpaid Additional Interest, provided that (i) the Holder shall be entitled to receive such amount only to the extent that the applicable dividend or distribution is actually distributed by the Reference Company, and (ii) payment of such amount related to the property distributed by the Reference Company may be made up to 20 Business Days after the Reference Shares Distribution Date;

      provided that if such amount, plus all Quarterly Interest and the fair market value of all Additional Interest paid prior to the Prepayment Date,
      exceeds US $             , then the Prepayment Amount shall be the amount
      equal to the excess of US $           over all Quarterly Interest and the
      fair market value of all Additional Interest paid prior to the Prepayment Date.

           The Company shall be required to prepay the Note (a "Mandatory Prepayment" and together with Optional Prepayment, "Prepayment") for the Prepayment Amount upon Paul M. Montrone ceasing to own or control, directly and indirectly (through ownership,, contract, arrangement, understanding, relationship or otherwise), at least 40% of the voting rights of the capital stock of GenTek Inc., a Delaware corporation ("GenTek"), or, upon the consolidation or merger of GenTek or a successor of GenTek with or into another entity, of any surviving entity of GenTek or subsequent serving entity thereof (a "Mandatory Prepayment Event").

           Notice of Optional Prepayment shall be delivered to the Holder at least 30 Business Days, but not more than 60 Business Days, before the Prepayment Date. The Company shall give the Holder notice promptly (and in any event no later than five Business Days) of the occurrence or existence of any event or condition requiring a Mandatory Prepayment, specifying the Prepayment Date which shall be not more than ten Business Days from the date of such notice. "Prepayment Date" means the date for Prepayment specified in the Company's notice of Optional Prepayment or Mandatory

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Prepayment. Distributions to be paid on or before the Prepayment Date shall be payable to the Holders on the related dates of distribution, except to the extent such distributions are payable as part of the Final Period Distribution.

           Once notice of Prepayment is given, interest on this Note shall cease to accrue on and after the Prepayment Date and all rights of the Holder shall cease, except for the right of the Holder to receive the Prepayment Amount and any overdue interest thereon.

4. Reference Shares.

            The initial Reference Shares are           shares of GenTek Common
Stock. In addition to the adjustments to Reference Shares contained in the definition thereof, the number of Reference Shares shall be adjusted upon the occurrence of a GenTek Public Offering by multiplying (i) the number of Reference Shares at such time by (ii) a fraction, (A) the numerator of which is $10 and (B) the denominator of which is the price at which shares of GenTek Common Stock are sold to investors in the GenTek Public Offering. Notwithstanding the foregoing, in no event shall the adjustment for the GenTek Public Offering (if any) reduce the number of Reference Shares.

5. Certain Definitions

           The "Closing Price" of any security on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of such security (regular way) on the NYSE on such date or, if such security is not listed for trading on the NYSE on that date, as reported in the composite transactions for the principal United States securities exchange on which such security is so listed, or if such security is not so listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market, or if such security is not so reported, the last quoted bid price for such security in the over-the-counter market as reported by the National Quotation Bureau or similar organization. In the event that no such quotation is available for any day, the Company shall be entitled to determine the Closing Price on the basis of such quotations as it in good faith considers appropriate.

           The "Current Market Value" means, (i) with respect to the Maturity Date, the average Closing Price per Reference Share over the 20 trading days of such Reference Share (the "Averaging Period") immediately prior to (but not including) the fifth Business Day preceding the Maturity Date, and (ii) with respect to the Prepayment Date, the average Closing Price per Reference Share during the Averaging Period immediately prior to (but not including) the fifth Business Day preceding the Prepayment Date; provided that if Prepayment is required by reason of a Mandatory Prepayment Event, "Current Market Value" means the greater of (A) the average Closing Price per Reference Share during the

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

Averaging Period immediately prior to (but not including) the fifth Business Day preceding the date of the Mandatory Prepayment Event and (B) the market value per Reference Share as of the Prepayment Date as determined by an independent investment banking or valuation firm selected jointly by the Company and the Holder.

           "GenTek Public Offering" means a public offering and sale by GenTek of newly-issued shares of GenTek Common Stock (including through a rights offering to existing shareholders of GenTek) pursuant to a registration statement under the U.S. Securities Act of 1933, as amended, that is consummated no later than four months from the date of the original issuance of this Note.

           "Reference Company" means GenTek and any other issuer of a Reference Share. A "Reference Share" means, collectively, (i) one share of Common Stock, par value $0.01 per share of GenTek (the "GenTek Common Stock"); and (ii) each share of publicly traded equity securities received by a holder of one Reference Share in respect of such share of the GenTek Common Stock or other Reference Shares (either directly or as the result of successive applications of this paragraph) upon any of the following events: (A) the distribution on or in respect of a Reference Share in Reference Shares; (B) the combination of Reference Shares into a smaller number of shares or other units; (C) the subdivision of outstanding shares or other units of Reference Shares; (D) the conversion or reclassification of Reference Shares by issuance or exchange of other securities; (E) any consolidation or merger of a Reference Company, or any surviving entity or subsequent surviving entity of a Reference Company (a "Reference Company Successor"), with or into another entity (other than a merger or consolidation in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the merger or consolidation is not exchanged for cash, securities or other property of the Reference Company or another corporation); (F) any statutory exchange of securities of the Reference Company or any Reference Company Successor with another corporation (other than in connection with a merger or acquisition and other than a statutory exchange of securities in which the Reference Company is the continuing corporation and in which the Reference Company common stock outstanding immediately prior to the statutory exchange is not exchanged for cash, securities or other property of the Reference Company or another corporation); or (G) any liquidation, dissolution or winding up of the Reference Company or any Reference Company Successor; provided that Reference Shares shall not include (x) securities received by a holder of Reference Shares representing the right to purchase or subscribe for additional Reference Shares by payment of consideration therefor, and (y) securities purchased or subscribed for by holders of Reference Shares by payment of consideration therefor.

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

6. Events of Default

           An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:

           (1) the Company defaults in the payment of the Maturity Amount or Prepayment Amount when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

           (2) the Company defaults in the payment of any Quarterly Interest or Additional Interest, if any, for more than five Business Days after the same becomes due and payable; or

           (3) the Company (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

           (4) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company, or any such petition shall be filed against the Company, and such petition shall not be dismissed within 60 days.

           If an Event of Default described in paragraph (3) or (4) of the Events of Default Section above has occurred, this Note shall automatically become immediately due and payable.

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

           If any Event of Default described in paragraph (1) or (2) of the Events of Default Section above has occurred and is continuing, the Holder may at any time, at its option, by notice or notices to the Company, declare this Note to be immediately due and payable.

           Upon this Note becoming due and payable under this Section 6, whether automatically or by declaration, this Note will forthwith mature and the entire unpaid Maturity Amount hereof shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.

           If any Default or Event of Default has occurred and is continuing, and irrespective of whether this Note has become or has been declared immediately due and payable under this Section 6, the Holder may proceed to protect and enforce the rights of the Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

7. Calculations

           The books and records of the Company shall, absent manifest error, be conclusive as to all amounts and determinations payable or made hereunder. Without limiting the generality of the foregoing, the Company shall be responsible for making all calculations required under this Note, including the determination of: (i) the Contingent Principal Amount; (ii) the Current Market Value of the Reference Shares; (iii) the adjustments in Reference Shares upon a Reference Share Public Offering (if any); (iv) the Final Period Distribution;
(v) the fair market value of any property distributed on the Reference Shares;
(vi) the composition of Reference Shares; and (vii) the amount of interest payable upon prepayment or at maturity.

8. Miscellaneous

      8.1  Amendments, Etc.

           No amendment, alteration, modification or waiver of any term or provision of this Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.


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

      8.2  Further Assurances

           The Company agrees that at any time and from time to time, at its expense, the Company will promptly execute, acknowledge, file, deliver, record and publish all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and all such further certificates, instruments and documents, and take all such further action, as may be required by law, or as may be necessary or desirable, or that the Holder may reasonably request, in order to enable Holder to exercise and enforce its rights and remedies hereunder, and to carry out more effectively the purposes of this Agreement.

      8.3  Transfers

           This Note is a registered Note and is transferable only with the consent of the Company upon surrender to the Company of this Note for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the Holder or its attorney duly authorized in writing. References in this Note to "Holder" shall mean the person in whose name this Note is at the time issued, and the Company may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

      8.4  Severability

           Any provision of this Note which is prohibited or unenforceable in any juris diction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. There shall be substituted for any such provision so rendered ineffective a provision which, as far as legally possible, most nearly reflects the intent of the Company and the Holder.

      8.5  Computation of Time Periods

           In this Note, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding".

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      8.6  Waiver of Jury Trial

           The Company unconditionally waives the right to trial by jury in any legal or equitable action, suit or proceeding arising out of or relating to this Note or any transaction contemplated hereby or the subject matter of any of the foregoing.

      8.7  Non-Recourse Against Others

           No member, director, officer, employee or authorized person, as such, of the Company shall have any liability for any obligation of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or the creation of this Note, except to the extent such person shall have expressly assumed, guaranteed or otherwise become liable for the obligations of the Company hereunder by a written instrument delivered to and for the benefit of the Holder.

      8.8  Notices

           All notices and other communications required or permitted hereunder shall be in writing and shall be deemed validly given upon personal delivery (either by hand or by messenger) or one day after being sent by overnight courier service or by telecopy, at the following address or telecopy number or at such other address or telecopy number as the Company or the Holder shall have furnished to the other: (a) if to the Company, at, Wilmington Trust Company, 1100 N. Market Street, Wilmington, Delaware 19890, n/o PMM GK Investment LLC, attention: Matthew G. Waschull, fax: 1-302-651-1958; and (b) if to the Holder, at Walsh Management S.A., c/o Alan Lowe, Alan Lowe & Company, 46 Queen Ann Street, London England W1M 9LA, fax: 44-171-935-5758.

      8.9  Defined Terms

           All defined terms used herein shall be equally applicable to the singular and plural forms of the terms defined. Any agreement defined or referred to herein shall include each amendment, modification and supplement thereto and waiver thereof as may become effective from time to time, except where otherwise indicated. The terms "hereof", "herein", "hereunder" and comparable terms refer to this entire Note and not to any particular section or other subdivision hereof. Except as otherwise indicated, references herein to any "Section" means a "Section" of this Note.


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

      8.10 No Strict Construction

           The language used in this Note has been negotiated by the Company and the Holder and is, and shall be deemed to be, the language mutually chosen by them to express their mutual intent, and no rule of strict construction will be applied against any person.

      8.11 Choice of Law

           THIS NOTE IS MADE AND DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                              PMM GK INVESTMENT LLC



                               By: _________________________________
                                   Name:
                                   Title:


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